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                      [Letterhead of Arthur Andersen LLP]


                                                                    EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-4 of Anadarko Petroleum Corporation of our report dated March 3, 2000 included in the Annual Report on Form 10-K of Union Pacific Resources Group Inc. for the year ended
December 31, 1999 and to all references to our Firm included in the registration statement.

/s/ Arthur Andersen LLP

Fort Worth, TX
May 30, 2000